UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 17, 2006
THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6300 Wilson Mills Road, Mayfield Village, Ohio 44143

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 440-461-5000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (c) In previously filed Current Reports on Form 8-K, The Progressive Corporation (the “Company”) indicated its intent to enter into Employment Agreements with the following executive officers, each of whom was recently appointed: John A. Barbagallo, John P. Sauerland and Brian A. Silva. On July 17, 2006, the Company and those executives entered into such Agreements, in substantially the same form as employment agreements signed previously by the Company’s other executive officers. Material terms of the Employment Agreements are summarized below.
Pursuant to the Employment Agreements, in the event of a Change of Control (as defined in the Employment Agreement), these executive officers will continue to be employed by the Company and receive compensation and benefits for a three-year period after the Change of Control. During this three-year period, their roles and responsibilities will not be materially reduced, and their compensation will be not less than the salary, bonus and other benefits and incentives that the executive officer was receiving prior to the Change of Control. In the event that such executive officer’s employment is terminated by the Company prior to the end of the three-year employment period without cause and for reasons other than death or disability, the executive officer would be entitled to receive from the Company a payment equal to the following: (i) salary, bonus and certain benefits accrued through the date of termination; plus (ii) an amount equal to the greater of (a) two times the total of the executive’s annual base salary and the highest annual bonus earned by the executive during the three years immediately preceding the Change of Control or during the employment period after the Change of Control, or (b) four times the executive’s annual base salary; minus (iii) the amounts paid or to be paid under any severance plan(s) then in effect. In addition, the executive officer would be entitled to receive payment in such amount if the officer terminates his employment during the three-year employment period for Good Reason, which is defined in the Employment Agreement to include, among other items, a diminution in duties, a decrease in compensation, a requirement to relocate, or a termination by the executive for any reason within 30 days after the one year anniversary of the Change of Control.
Each Employment Agreement also includes a provision requiring the Company, under certain circumstances, to make an additional payment to the executive officer (the “Gross-Up Payment”) in the event that any payments or distributions made by the Company to the executive upon a Change of Control (the “Payments”) are determined to be subject to an excise tax imposed by the Internal Revenue Code. The amount of the Gross-Up Payment would be calculated such that after the payment of all taxes, interest and penalties on the Payments and the Gross-Up Payment, the executive officer would retain a portion of the Gross-Up Payment equal to the excise tax imposed.
In addition, these executive officers would be eligible to receive certain health and welfare benefits from the Company for a two-year period after termination on substantially the same terms and conditions as existed prior to termination.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 21, 2006

THE PROGRESSIVE CORPORATION
By:	/s/ Jeffrey W. Basch
	Name:	Jeffrey W. Basch
	Title:	Vice President and Chief Accounting Officer